Exhibit 99.1

Duma Energy Announces New Trading Symbol "DUMA"

Houston, Texas - May 16, 2012 - Duma Energy Corp. (OTCBB: SGCA) (the "Company") today announced that FINRA (Financial Industry Regulatory Authority, Inc.) has approved the Company's request for a new ticker symbol and effective tomorrow, May 17, 2012, the Company will trade on the OTCBB under the new symbol "DUMA."

"The new ticker symbol is part of our overall plan to refocus the Company for growth and market it to a broader and more diverse audience," said Jeremy G. Driver, Chairman and CEO of Duma Energy Corp. He further stated, "With the new name of Duma Energy, new website www.duma.com and now our new trading symbol 'DUMA,' we have accomplished the first few steps in our new marketing strategy. Coupled with our operational successes, including the drilling of the ST9-12A #4 and the Redfish Reef Field being brought back online, we have exceeded our goals so far this year."

About Duma Energy Corp.

Duma Energy Corp. (OTCBB: SGCA) is an aggressive growth company actively producing oil and gas in the continental United States, both on and offshore. Duma Energy will continue increasing revenue, cash flow, and reserves to fund its aggressive growth through acquisition and participation in projects with the potential of providing exponential returns for shareholders. Further information can be found on the Company's website at www.duma.com.

Investor Relations
Investor Awareness, Inc.
Tony Schor or James Foy, 847-945-2222
www.InvestorAwareness.com

Forward-looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which contain words such as "expect," "believe" or "plan," by their nature address matters that are, to different degrees, uncertain. These uncertainties may cause actual future events to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.